                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        THE CLOROX COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                               THE CLOROX COMPANY

                                   ---------

                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                 -------------

                               ANNUAL MEETING OF
                                  STOCKHOLDERS

                               NOVEMBER 20, 1996

[CLOROX LOGO]

                               THE CLOROX COMPANY
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 20, 1996

    The Annual Meeting of Stockholders of The Clorox Company, a Delaware corporation (the "Company"), will be held at 9:00 A.M. on Wednesday, November 20, 1996, at the offices of the Company, 1221 Broadway, Oakland, California, for the following purposes:

    1. To elect a board of thirteen directors to hold office until the next annual election of directors;

    2.  To consider and vote upon The Clorox Company 1996 Stock Incentive Plan;

    3. To consider and vote upon The Clorox Company 1996 Executive Incentive Compensation Plan;

    4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1997; and

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The board of directors has fixed the close of business on September 23, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at 1221 Broadway, Oakland, California.

    A copy of the Company's Annual Report for the fiscal year ended June 30, 1996, containing financial statements, is included with this mailing.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED TWO-SIDED PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          By Order of the Board of Directors

                                          Edward A. Cutter,
                                          SENIOR VICE PRESIDENT -- GENERAL
                                          COUNSEL
                                          AND SECRETARY
September 30, 1996

                               THE CLOROX COMPANY
                                 1221 BROADWAY
                           OAKLAND, CALIFORNIA 94612

                                PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of The Clorox Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company, to be held at 9:00 A.M. on November 20, 1996 at the above offices of the Company (the "Annual Meeting").

THE PROXY

A stockholder giving the enclosed proxy may revoke it at any time before it is used by giving written notice of revocation to the Secretary of the Company or by voting in person at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

The only voting securities of the Company are its shares of common stock $1.00 par value (the "Common Stock"), of which 51,577,205 were outstanding and entitled to vote at the close of business on September 23, 1996. Only stockholders of record at the close of business on September 23, 1996 are entitled to vote at the Annual Meeting. The holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders.

The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast on the proposed election of directors, but will have the same legal effect as a vote against the adoption of The Clorox Company 1996 Stock Incentive Plan and The Clorox Company 1996 Executive Incentive Compensation Plan and the ratification of the appointment of independent auditors. Broker non-votes are not counted as votes cast on any matter to which they relate.

This proxy statement and the accompanying proxy are first being sent or given to stockholders on or about September 30, 1996.

PROPOSAL NO. 1:
NOMINEES FOR ELECTION AS DIRECTORS

At the Annual Meeting, thirteen persons will be elected as members of the board of directors, each for a one-year term. The Nominating Committee of the board of directors has nominated the thirteen persons listed below for election at the Annual Meeting. All of such nominees were elected at the Company's Annual Meeting of Stockholders held on November 15, 1995.

The proxies given to the proxyholders will be voted or not voted as directed thereon and, if no direction is given, will be voted FOR these thirteen nominees. The board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the board of directors may nominate in the place of such nominee.

Certain information with respect to each nominee appears on the following pages, including age, period or periods served as a director, position (if any) with the Company, business experience during at least the past five years and directorships of other publicly-owned corporations.

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------

WILLIAM F. AUSFAHL Group Vice President and Chief Financial               1984
Officer of the Company.

Mr. Ausfahl is the senior executive officer responsible for the financial activities of the Company, which include controllership, treasury, tax and audit, and for information services, investor relations, and public affairs. He joined the Company in December 1982, and became Group Vice President and Chief Financial Officer in January 1983. Age: 56.
                                                                        [PHOTO]

- ---------------------------------------------------------------------------------

DANIEL BOGGAN, JR. Chief Operating Officer, the National Col-             1990
legiate Athletic Association.

Mr. Boggan became the Chief Operating Officer of the National
Collegiate Athletic Association in 1996, after having been
Group Executive Director for Education Services for the
National Collegiate Athletic Association since November 1994.
Previously, he had been Vice Chancellor for business and
administrative services at the University of Cali-
fornia at Berkeley since 1986. Age: 50.                                 [PHOTO]

- ---------------------------------------------------------------------------------

JOHN W. COLLINS Former President and Chief Operating Officer              1993
of the Company.

Mr. Collins was President and Chief Operating Officer of the
Company from March 1986 through December 1989. He was also a
Director of the Company from July 1983 through October 1989.
Beginning January 1990, he was on a paid leave of absence
which extended until his retirement on December 31, 1993. He was not active in the Company's
affairs from January 1990 until his reelection to the board             [PHOTO]
of directors in January 1993. Age: 65.

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------
URSULA FAIRCHILD Professional Photographer.                               1976

Mrs. Fairchild is a professional photographer, as well as a
member of the Supervisory Board of Henkel KGaA, Duesseldorf,
Germany (manufacturer of household products and chemicals).
She is a member of the Henkel family which controls Henkel
KGaA and is nominated pursuant to an understanding between
the Company and Henkel KGaA (see
Certain Relationships and Transactions, page 9 below). Age:             [PHOTO]
65.

- ---------------------------------------------------------------------------------

JUERGEN MANCHOT Vice-Chairman of the Shareholders' Commit-                1989
tee, Henkel KGaA.

Dr. Manchot is the Vice-Chairman of the Shareholders'
Committee of Henkel KGaA, Duesseldorf, Germany (manufacturer of household products and chemicals). He is a member of the
Henkel family which controls Henkel KGaA and is nominated
pursuant to an understanding between the Company and Henkel
KGaA (See Certain Relationships
and Transactions, page 9 below). Dr. Manchot is a director of           [PHOTO]
Transaction Network Services Inc. Age: 59.

- ---------------------------------------------------------------------------------

DEAN O. MORTON Retired Executive Vice President and Chief                 1991
Operating Officer, Hewlett-Packard Company.

Mr. Morton was the Executive Vice President, Chief Operating
Officer and a Director of Hewlett-Packard Company until his
retirement in 1993. Mr. Morton is a director of ALZA
Corporation, Raychem Corporation, Tencor Instruments,
Centigram Communications Corporation, and Kaiser Foundation
Health Plan, Inc. Hospitals. He is a trustee of
the State Street Research Group of Funds, The State Street
Research Portfolios, Inc. and The Metropolitan Series Fund              [PHOTO]
Inc. Age: 64.

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------

KLAUS MORWIND Executive Vice President and Personally Liable              1995
Associate, Henkel KGaA.

Dr. Morwind is a member of the Management Board of Henkel
KGaA, Duesseldorf, Germany (manufacturer of household
products and chemicals). He joined Henkel KGaA in 1969 and
held several management positions before assuming his current responsibility. Dr. Morwind is nominated pursuant to an
understanding between the Company and
Henkel KGaA (see Certain Relationships and Transactions, page           [PHOTO]
9 below). Age: 53.

- ---------------------------------------------------------------------------------
EDWARD L. SCARFF Private Investor.                                        1986

Mr. Scarff has been a private investor for more than five years. From 1983 through 1994, he was Chairman of the Board and Chief Executive Officer of Arcata Corporation (commercial printer and manufacturer of redwood lumber). Age: 65.
                                                                        [PHOTO]

- ---------------------------------------------------------------------------------

LARY R. SCOTT Executive Vice President, Arkansas Best                     1989
Corporation.

Mr. Scott was elected as Executive Vice President of Arkansas
Best Corporation in January 1996. Previously, he had been
President of Alexis Consulting, a transportation consulting
firm. From 1985 to 1990, Mr. Scott was President and Chief
Executive Officer of Consolidated Freightways, Inc., a
worldwide transportation company. Mr. Scott is a
director of WorldWay Corporation. Age: 60.                              [PHOTO]

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------

FORREST N. SHUMWAY Retired Vice Chairman of the Board,                    1985
Allied-Signal Inc.

Mr. Shumway is the retired Vice Chairman of the Board of
Allied-Signal Inc. (manufacturer of products in the
aerospace, aviation, chemical and energy industries).
Previously, he was Chief Executive Officer (1968-1985) and
Chairman of the Board (1980-1985) of The Signal Companies,
Inc. until its merger into Allied-Signal Inc. Mr. Shumway is
a director of Aluminum Company of America, American President           [PHOTO]
Companies, Ltd. and Transamerica Corporation. Age: 69.

- ---------------------------------------------------------------------------------

G. CRAIG SULLIVAN Chairman of the Board and Chief Executive               1992
Officer of the Company.

Mr. Sullivan has been Chairman of the Board and Chief
Executive Officer of the Company since July 1, 1992.
Previously, he was Vice Chairman and Chief Executive Officer
(May-June, 1992); Group Vice President (1989-1992); Vice
President -- Household Products (1984-1989); and Vice
President -- Food Service Products Division
(1981-1984). He joined the Company in 1971. Mr. Sullivan is a           [PHOTO]
director of American President Companies, Ltd. Age: 56.

- ---------------------------------------------------------------------------------

JAMES A. VOHS Retired Chairman of Kaiser Foundation Health                1988
Plan, Inc. and Kaiser Foundation Hospitals.

Mr. Vohs retired as Chairman of the Board of Kaiser
Foundation Health Plan, Inc. and Kaiser Foundation Hospitals
in March 1992. Previously, he had served as President
(1975-1991) and Chief Executive Officer (1980-1991).
Currently, Mr. Vohs serves as Deputy Chairman of the Board of
Directors of the Federal Reserve Bank of San Francisco.
Age: 67.                                                                [PHOTO]

- ---------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
NAME, PRINCIPAL OCCUPATION                                              DIRECTOR
  AND OTHER INFORMATION                                                  SINCE
- -----------------------------------------------------------------------------------------

C. A. (AL) WOLFE Retired President, U.S. Division, DDB                    1991
Needham Worldwide and President, Al Wolfe Associates, Inc.

Mr. Wolfe is the President of Al Wolfe Associates, Inc., a
marketing and advertising consulting firm. He is the retired
President of the U.S. Division of DDB Needham Worldwide, a
major advertising agency. Previously, Mr. Wolfe had been
Executive Vice President of N.W. Ayer and Executive Vice
President and General Manager of Wells, Rich,
Greene advertising agencies. He is a director of Dolphin                [PHOTO]
Software, Inc. Age: 64.

- ---------------------------------------------------------------------------------

ORGANIZATION OF THE BOARD OF DIRECTORS

The board of directors has established six standing committees: the Executive Committee, the Finance Committee, the Audit Committee, the Nominating Committee, the Employee Benefits and Management Compensation Committee, and the Board Administration and Public Policy Committee. The Finance, Audit, Nominating, Employee Benefits and Management Compensation, and the Board Administration and Public Policy Committees consist only of non-management, independent directors, with the exception of the Board Administration and Public Policy Committee on which Mr. Sullivan serves as the chairman and secretary.

EXECUTIVE COMMITTEE. The Executive Committee, consisting of directors Collins, Fairchild, Manchot, Morton, Morwind, Scarff, Shumway, Sullivan and Vohs, is delegated all of the powers of the board of directors except certain powers reserved by law to the full board. In addition to being available to meet between regular board meetings on occasions when board action is required but the convening of a full board is impracticable, the Executive Committee is authorized to handle special assignments as requested from time to time by the board. The Executive Committee held no meetings during fiscal year 1996.

FINANCE COMMITTEE. The Finance Committee consists of directors Boggan, Collins, Manchot, Morton, Morwind, Scarff and Shumway and, working with the Company's finance and operating personnel, considers and recommends to the board major financial policies and actions of the Company. The Finance Committee held four meetings during fiscal year 1996.

AUDIT COMMITTEE. The Audit Committee, composed of directors Fairchild, Morwind, Scarff, Scott and Wolfe, is the principal link between the board and the Company's independent public accountants. The Audit Committee makes recommendations to the board regarding selection and employment of the Company's independent auditors and, working with the Company's internal and external auditors, monitors internal audit and control procedures. The Audit Committee held three meetings during fiscal year 1996.

NOMINATING COMMITTEE. Directors Boggan, Fairchild, Scarff, Vohs and Wolfe are members of the Nominating Committee. The Nominating Committee identifies and recommends to the board of directors prospective candidates to be considered as nominees for election to the board, including those recommended in writing by any stockholder. The Nominating Committee held two meetings during fiscal year 1996.

COMPENSATION COMMITTEE. The Employee Benefits and Management Compensation Committee (the "Compensation Committee") consists of directors Fairchild, Manchot, Morton, Scott, Shumway and Vohs. The Compensation Committee establishes and monitors the policies under which compensation is paid or awarded to the Company's executive officers, determines executive compensation, grants stock options, restricted stock, performance units and other cash or stock awards under the Company's stock option, management incentive compensation, restricted stock and long-term compensation plans, and reviews pension and other retirement plans for adequacy and compliance with applicable regulations. The Compensation Committee held five meetings during fiscal year 1996.

BOARD ADMINISTRATION AND PUBLIC POLICY COMMITTEE. The Board Administration and Public Policy Committee consists of directors Boggan, Collins, Fairchild, Manchot, Morton, Morwind, Scarff, Scott, Shumway, Sullivan, Vohs and Wolfe. The Board Administration and Public Policy Committee establishes the rules and procedures for board governance, is the principal link between the board and the public community and has oversight responsibility for environmental matters. The Board Administration and Public Policy Committee held one meeting during fiscal year 1996.

The board of directors held seven meetings during fiscal year 1996. All directors attended more than 75% of the meetings of the board and committees of which they were members during fiscal year 1996.

Non-management directors received an annual fee of $27,500 for the 1996 fiscal year. In addition, each non-management director received $1,000 for each meeting of the board attended and $875 for each meeting of a board committee attended. The chairperson of each committee received an additional $625 for each committee meeting attended. In addition, each non-management director is entitled to receive $1,000 per day for any special assignment requested of any such director by the board. However, no such special assignment fees were paid in fiscal year 1996. Management directors receive no extra compensation for their service as directors. Directors may elect to defer all or a part of such compensation. Any such deferred amounts are credited with interest annually. The interest paid is based on the rate of interest paid by Wells Fargo Bank as its Prime Rate on July 1 of each year. Wells Fargo Bank's Prime Rate on July 1, 1995 was 8.325%. During fiscal year 1996, all deferred fees were payable only in cash. In addition, under the retirement plan for non-management directors, through fiscal year 1996 any directors who had at least five years of service, after termination of service and upon attainment of age 65, would have received annual payments equal to the annual retainer they received during their last twelve months of service for the number of calendar years and quarters they served as a non-management director. Commencing fiscal year 1997, in order to maintain competitiveness, the value of the retirement benefits to directors will be replaced with an award based on the value of the Common Stock. Directors are covered by the Company's business travel accident insurance plan for travel to and from meetings of the board of directors.

Pursuant to the Company's 1993 Directors' Stock Option Plan, each non-management director received a grant of stock options covering 500 shares of Common Stock during fiscal year 1996. Such stock options vest in two equal installments on each of the first two anniversary dates of the grant date and have an exercise price equal to the fair market value on the grant date. Other than the non-management director fees, the retirement benefits, the business travel accident insurance coverage, and the stock option grants described above, directors who are not employees of the Company do not receive any additional form of direct compensation, nor do they participate in any of the Company's employee plans.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table shows, as of July 31, 1996, the holdings of the Common Stock by (i) the only entity or person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and each of the five executive officers named in the Summary Compensation Table on page 14 (the "Named Officers"), and (iii) all directors, Named Officers, and other executive officers of the Company as a group:

                                                           AMOUNT AND NATURE OF
     NAME OF                                                    BENEFICIAL        PERCENT OF
BENEFICIAL OWNER(1)                                            OWNERSHIP(2)        CLASS(3)
- --------------------------------------------------------  ----------------------  ----------

HC Investments, Inc. (4)                                         15,428,100         29.94%
William F. Ausfahl                                                   98,125           *
Daniel Boggan, Jr.                                                    1,287           *
John W. Collins                                                      24,200           *
Neil P. DeFeo (5)                                                    48,371           *
Ursula Fairchild                                                      5,750           *
Ramon A. Llenado                                                     34,458           *
Peter N. Louras                                                      52,703           *
Juergen Manchot                                                       3,750           *
Dean O. Morton                                                        4,750           *
Klaus Morwind                                                           200           *
Edward L. Scarff                                                      7,750           *
Lary R. Scott                                                         6,108           *
Forrest N. Shumway                                                    7,750           *
G. Craig Sullivan                                                   141,198           *
James O. Vohs                                                         3,750           *
C. A. (Al) Wolfe                                                      3,750           *
All directors, Named Officers and other executive
  officers as a group (34 persons) (6)                              971,084         1.88%

- ---------
Notes:

*   Does not exceed 1% of the outstanding shares.

(1) Correspondence to all executive officers and directors of the Company may be mailed to 1221 Broadway, Oakland, California 94612. The address of HC Investments, Inc. is 1100 North Market Street, Suite 780, Wilmington, Delaware 19801.

(2) Each beneficial owner listed has sole voting and dispositive power (or shares such power with her or his spouse) concerning the shares indicated. These totals include the following number of shares of Common Stock which such persons have the right to acquire through stock options exercisable within 60 days of July 31, 1996: Mr. Sullivan -- 120,659; Mr. DeFeo -- 40,226; Mr. Ausfahl -- 59,246; Mr. Louras -- 39,864; Dr. Llenado -- 22,670;
    Mr. Boggan -- 1,000; Mr. Collins -- 20,500; Dr. Morwind -- 0; Mr. Wolfe -- 1,750; each of the other directors -- 2,750; and all directors, Named Officers and other executive officers as a group (34 persons) -- 717,475. The numbers above do not include the following number of shares of Common Stock which such persons have the right to acquire on or after December 31, 1997 through deferred stock units granted in December 1995 in exchange for the cancellation of certain restricted stock, and through deferred stock unit dividends thereon: Mr. Sullivan -- 20,779; Mr. Ausfahl -- 6,233; Mr. Louras -- 6,731; each of the directors and Mr. DeFeo and Dr. Llenado -- 0; and all directors, Named Officers and other executive officers as a group (34 persons) -- 83,314.

(3) On July 31, 1996, there were 51,531,384 shares of Common Stock issued and outstanding.

(4) Indirect wholly-owned United States subsidiary of Henkel KGaA of Duesseldorf, Germany (manufacturer of household products and chemicals).

(5) Mr. DeFeo is the former Group Vice President -- U.S. Operations. His employment with the Company terminated as of July 1, 1996.

(6) Executive officers include the chief executive officer and all the vice presidents of the Company.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Company and Henkel KGaA are parties to a June 1981 letter agreement (as amended in July 1986 and March 1987), relating to ownership by Henkel KGaA of Common Stock and representation on the Company's board of directors. The July 1986 amendment assures Henkel KGaA of the right to nominate for election to the board a minimum of two representatives so long as Henkel KGaA beneficially owns at least 5% of the outstanding shares of Common Stock. Under the letter agreement, as amended, Henkel KGaA's maximum permitted ownership of Common Stock without consultation with the Company is limited to 30%, and Henkel KGaA has affirmed that it considers its investment in the Company as long-term and its role in the Company as that of a significant minority stockholder without an active role in the management of the Company.

The Company and Henkel KGaA have entered into certain joint manufacturing, marketing and product development arrangements in the United States and internationally, either directly or through affiliates or joint venture collaboration. No such arrangements, either individually or in the aggregate, were material to the Company or Henkel KGaA during fiscal year 1996.

During fiscal year 1995, in connection with joining the Company, Frank A. Tataseo, Vice President -- Sales of the Company, received a five-year $150,000 mortgage loan without interest from the Company, which loan remained outstanding during fiscal year 1996.

EMPLOYEE BENEFITS AND MANAGEMENT COMPENSATION
COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The membership of the Compensation Committee consists entirely of directors who have never been employees of the Company (see page 6). The Compensation Committee establishes and regularly determines executive compensation levels and policies.

COMPENSATION PHILOSOPHY.

Compensation for executive officers is based on the principles that compensation must (a) be competitive with other businesses to attract, motivate and retain the talent needed to lead and grow the Company's business; (b) be linked to the Company's performance in achieving its short-term and long-term goals; (c) provide strong incentives for superior Company and individual performance and adverse consequences for below-target performance; and (d) encourage executive officers to build their holdings of the Company's stock to align their goals with those of the stockholders.

COMPENSATION OF EXECUTIVE OFFICERS.

The key components of the executive compensation program are base annual salary, annual short-term incentive awards in the form of stock or cash under the Management Incentive Compensation Plan (the "MIC Plan"), and long-term incentive awards in the form of stock options, restricted stock, and performance units under the Company's 1987 Long-Term Compensation Program. The compensation guidelines are determined by competitive data collected from the comparator peer group discussed below and internal ranking within the executive officer group. General targeted competitive levels for all elements of pay are the 50th percentile of such comparator peer group when adjusted for size. There is opportunity for the executive officers to earn more than the targeted 50th percentile if the Company's performance exceeds the measures discussed in this report and less than the 50th percentile when performance falls below the targeted levels.

BASE ANNUAL SALARY. Base annual salaries for executive officers are determined by the following factors: (1) parity to market; (2) the individual's performance; (3) promotions resulting in increases in responsibility; and (4) equity in relationship to other executive positions within the Company. With the assistance of the Company's compensation consulting firm, surveys are conducted of benchmark positions in 27 other peer companies (the "Peer Companies"), most of which compete with the Company in one or more of its primary businesses or compete with the Company for management talent. Those which are not direct competitors are in closely-related fields. The Compensation Committee takes into account both the size and performance of the Company relative to the size and performance of the Peer Companies. It also considers the competitiveness of the entire compensation package of the Company's executive officers compared to the Peer Companies. The Compensation Committee reviews which peer companies are selected for compensation analysis and updates the composition of the Peer Companies periodically. For fiscal year 1996, the Compensation Committee established salary ranges for executive officer positions with midpoints which approximate the 50th percentile or median level of the comparable, benchmarked positions. An individual executive officer's position within a salary range depends upon her or his length of service in the position and the executive officer's performance, as judged by her or his immediate superior and the chief executive officer. The chief executive officer's performance is judged by the Compensation Committee. The performance of the other five executive officers who serve as members of the management executive committee is judged by the chief executive officer and the Compensation Committee together. Elements of performance assessed for all executive officers include achieving financial performance goals tied to their particular responsibilities in the Company and individual objectives, some of which are not of a financial nature. All such objectives are agreed to in advance by the executive officer and her or his immediate superior, or in the chief executive officer's case, by him and the Compensation Committee. An executive officer may also receive a promotional salary increase to reflect increases in her or his job responsibility.

MANAGEMENT INCENTIVE COMPENSATION PLAN. The MIC Plan is an annual incentive plan in which the top 311 managers of the Company participate. For fiscal year 1996, the MIC Plan, as it applied to executive officers, established a linkage between the annual bonus awards and both the Company's performance and the individual performance of each executive officer. The Compensation Committee believes that awards under the MIC Plan should include an element of adverse consequences for poor financial results, including no MIC Plan award funding for the Company's financial performance component described below unless the Company achieves an earnings before taxes target previously established by the Compensation Committee. That earnings before taxes target was exceeded in fiscal year 1996.

In keeping with the Company's desire to have executive officers build their holdings of the Company's stock, in fiscal year 1996 executive officers continued to be able to elect to receive all or a portion of their MIC Plan award in the Company's stock rather than cash. Those participants electing stock received a premium equal to 20% of the bonus amount elected to be paid in the Company's stock based on the fair market value on August 30, 1996. Those premium shares will be forfeited if the officer transfers the MIC Plan stock before September 1, 1998 or leaves the Company, other than by death, disability or retirement, before that date.

For the MIC Plan, the Compensation Committee divided the executive officer group into two subcategories. For fiscal year 1996, the six executive officers who served as members of the management executive committee are the five executive officers named in the Summary Compensation Table on page 14, plus Mr. Edward A. Cutter, Senior Vice President -- General Counsel and Secretary. For those six executive officers, 75% of the MIC Plan award was determined by achieving corporate financial performance measures previously established by the Compensation Committee based on a computation consisting of targeted operating margin level, asset turnover rate and volume growth. In the computation, the targeted operating margin level and asset turnover rate were given equal weight and counted approximately 75% in the determination of the financial measures. Volume growth was weighted at approximately 25%. The targeted corporate financial measures were exceeded as measured at the end of fiscal year 1996.

The remaining 25% of the MIC Plan award was based on achieving pre-established individual objectives related to goals that cannot be measured by traditional accounting tools, including the review and updating of the Company's strategic plan and the simplification of the Company's work processes. Individual objectives and the weight given each individual objective were the same for the members of the management executive committee.

The target MIC Plan award for the six management executive committee members was 50% of base annual salary at June 30, 1996 (60% for the chief executive officer) if the corporate financial performance and individual objectives were achieved. The maximum MIC Plan award was 100% of base annual salary at June 30, 1996 (120% for the chief executive officer) if the goals were substantially exceeded, and the minimum MIC Plan award was 0 if the goals came in substantially lower than the targets. All MIC Plan awards are determined by the chief executive officer and the Compensation Committee or, in the chief executive officer's case, by the Compensation Committee. The MIC Plan awards to members of the executive officer group, other than the six management executive committee members, were determined based on (i) the same corporate financial performance measures; and
(ii) achieving individual objectives, including, for operating division officers, operating division financial performance measures and other individual objectives, and for staff executive officers, individual objectives, such as the achievement of selected strategic goals and the successful development of human resources. Individual objectives and the weight given each individual objective varied from person to person depending on job responsibilities. The target MIC Plan award for the other members of the executive officer group was 40% of base annual salary at June 30, 1996 if goals were achieved up to a maximum of 80% if the goals were substantially exceeded and down to a minimum of 0 if the goals came in substantially lower than the targets.

LONG-TERM COMPENSATION PROGRAM. A major goal of the Compensation Committee is to create strong alignment between the executive officers and stockholders. This alignment is achieved through the design of incentive plans and through actual stock ownership. In furtherance of this goal, in September 1993, the Compensation Committee departed from its previous practice of annual grants of stock options and restricted stock and provided significantly larger grants to all executive officers than it had in prior years. It was the Compensation Committee's general intention that the larger September 1993 grants were to be in place of smaller annual grants in September of 1993, 1994, and 1995. The Compensation Committee believes that the 1993 grants were very effective in focusing the officers on creation of stockholder value. To continue that objective and in anticipation of the expiration of the 1993 awards, the Compensation Committee approved a new 3-year grant to all executive officers in April 1996. The fiscal year 1996 grants continued the Compensation Committee's past practice of targeting overall compensation to the 50th percentile of comparable positions from the Peer Companies. The Compensation Committee granted additional stock options to each executive officer which would have the possibility of lifting the executive officer's stock-based compensation component from the 50th to the 75th percentile. Except for such additional stock options, the stock options awarded to executive officers in fiscal year 1996 had ten-year lives and one-third of the number of option shares will vest on each of June 30, 1998, 1999, and 2000. Option shares vesting on June 30, 1998 have an exercise price of $80.94, the fair market value on the option grant date. Option shares vesting on June 30, 1999 and 2000 have exercise prices of $89.03 and $97.13, premiums of 10% and 20%, respectively, over the $80.94 fair market value on the option grant date. The additional stock options will vest in seven years, on June 30, 2003, but could vest earlier if the Company's stock trades for 45 consecutive days at an average price of $121.41 per share, a 50% premium over the $80.94 fair market value on the option grant date.

In fiscal year 1996, performance units were issued to executive officers, and vesting will be determined based on the relative total stockholder return (stock price appreciation plus dividends paid) of the Common Stock measured against two comparator groups: first, the total stockholder return of the Standard & Poor's 500 Stock Index and second, the total stockholder return of an index of stocks of the Peer Companies. Each comparator group will have an equal weight of 50%. If, on average, the Company's total stockholder return is at or above the 60th percentile relative to the stockholder returns of the two groups as measured at the end of fiscal year 1999, the restrictions on the performance units will lapse on that day. If the restrictions do not lapse on that date and the Company's total stockholder return is at or above the 50th percentile at the end of fiscal year 2000, the performance units will vest at that time. If, at the end of fiscal year 2000 the Company's total stockholder return is at or above the 40th percentile, but below the 50th percentile, half of the performance units will vest and the other half will be forfeited. If, at the end of fiscal year 2000, the Company's total stockholder return is below the 40th percentile, all of the performance units will be forfeited.

Performance shares awarded to executive officers in September 1993 had the first opportunity to vest based on the Company's total stockholder return compared with the Standard & Poor's 500 Stock Index and the comparator companies at the end of fiscal year 1996. In December 1995, the Company offered the executive officers the opportunity to exchange some or all of those performance shares for performance units which are redeemable in an equal number of shares of the Common Stock. Conversion of the performance units into unrestricted shares of stock was deferred until the officer's retirement or termination from the Company. Performance units received in the exchange were subject to a risk of forfeiture if the officer voluntarily terminated her or his employment, other than by retirement, prior to December 31, 1997, or if the officer was terminated for "Cause," as that term is defined in the officer's employment agreement, prior to that date. As an incentive for executive officers to make the exchange, the officer received additional performance units equal to 10% of the number of performance shares exchanged. The Company's total stockholder return performance at the end of fiscal year 1996 was such that the performance shares awarded in September 1993 will vest on October 1, 1996 unless they were exchanged as described above.

The Compensation Committee has endorsed target stock ownership levels by executive officers to be achieved by fiscal year 1999, based on the fair market value of the Common Stock at that time. The levels are the equivalent of four times base annual salary for the chief executive officer, three times base annual salary for the other executive officers who serve as members of the management executive committee, and two times base annual salary for other executive officers. No stock options will be counted in determining ownership levels, which will be based on shares of Common Stock held, including restricted stock, performance shares and performance units, if payable only in stock, and shares held via the Company's Value Sharing Plan.

BENEFITS. The Company provides various employee benefit programs to its executive officers, including medical and life insurance benefits, retirement benefits, an employee stock purchase plan and the Value Sharing Plan (formerly, the Profit Sharing Plan), which also includes 401(k) features. Except for the Supplemental Executive Retirement Plan and the Nonqualified Deferred Compensation Plan described on page 19 and individual financial planning services, these benefit programs are generally available to all employees of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION.

The Compensation Committee increased Mr. Sullivan's base annual salary on October 1, 1995 from $625,000 to $690,000. In determining the amount of Mr. Sullivan's salary increase for fiscal year 1996, the Compensation Committee took into consideration the Company's overall performance for the 1995 fiscal year. The Company's achievements included volume growth of 10%; an increase in net earnings of 12%; maintenance of a net profit margin of more than 10%; an all-time record high 21.7% return on equity from continuing operations; and a reversal of a long-term decline in net asset productivity, as net assets in fiscal year 1995 grew only 8% compared with the 10% volume and 12% profit gains. Mr. Sullivan's salary increase was also determined based on parity to the median level of comparable positions in the Peer Companies.

Mr. Sullivan's MIC Plan award for fiscal year 1996 was based upon the weighted corporate financial performance measures (75%) and individual objectives (25%) established by the Compensation Committee as described above. The targets were exceeded, and Mr. Sullivan's MIC Plan award formula called for a payment of $571,320.

The Long-term Compensation Program component of Mr. Sullivan's compensation is described above. Other than making awards at a higher percentage of his base annual salary, the Compensation Committee did not treat Mr. Sullivan's Long-term Compensation Program or MIC Plan awards differently from other members of the management executive committee.

ON-GOING REVIEW OF COMPENSATION.

The Company's compensation consulting firm conducts an ongoing review of the Company's existing executive compensation programs for the Compensation Committee to continue to ensure the programs support the future direction of the Company and the principles on which executive compensation is based. The Compensation Committee reserves the right to select and/or meet independently with any consultant at its discretion. The Compensation Committee has access to and reviews independent compensation data relating to executive compensation at other companies. The Compensation Committee has developed performance goals, subject to stockholder approval, to qualify the bulk of the MIC Plan awards and all stock-based long-term compensation to the five highest-paid executive officers for the federal $1 million tax deductibility limit pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee's policy seeks to balance the interests of the Company in maintaining flexible incentive plans and how the Company benefits from the compensation package paid to any executive officer against the possible loss of a tax deduction when taxable compensation for any of the five highest-paid executive officers exceeds $1 million per year. The Committee's performance measures, which apply to MIC Plan awards and stock-based long-term compensation to executive officers, will be submitted for stockholder approval at the Annual Meeting (see pages 21 through 27) in order to qualify such awards and compensation as performance-based compensation eligible for tax deductibility.

      Dean O. Morton, Chair              Lary R. Scott
      Ursula Fairchild                   Forrest N. Shumway
      Juergen Manchot                    James A. Vohs

                    (Members of the Compensation Committee)

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for each of the last three fiscal years earned by or paid or awarded to the chief executive officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Officers").

                                                                                       LONG-TERM COMPENSATION
                                                                             -------------------------------------------
                                                ANNUAL COMPENSATION                      AWARDS                 PAYOUTS
                                          --------------------------------   -------------------------------   ---------
             (A)                  (B)       (C)       (D)         (E)               (F)              (G)          (H)
                                                                                                  SECURITIES
                                                                                                  UNDERLYING
                                                              OTHER ANNUAL    RESTRICTED STOCK     OPTIONS/      LTIP
                                           SALARY    BONUS    COMPENSATION        AWARD(S)           SARS       PAYOUTS
NAME AND PRINCIPAL POSITION      YEAR       ($)      ($)(1)      ($)(2)      ($)(1)(3)(4)(5)(6)   (#)(3)(6)    ($)(6)(7)
- ------------------------------  -------   --------  --------  ------------   ------------------   ----------   ---------
G. Craig Sullivan ............   1996     $673,750  $571,520     --              $   90,629        290,706     $ 34,684
 Chairman of the Board and       1995     $615,000  $541,900     --              $   93,466          --        $206,600
 Chief Executive Officer         1994     $551,250  $422,956     --              $1,061,343        114,963     $136,197
Neil P. DeFeo ................   1996     $393,750  $276,200    $ 4,193            --               40,226     $  4,050
 Former Group Vice President     1995     $368,750  $282,700    $19,676            --                --           --
 -- U.S. Operations              1994     $343,494  $175,000    $20,321          $  102,500         40,226        --
William F. Ausfahl ...........   1996     $307,500  $217,550     --              $   43,255         70,699     $  9,797
 Group Vice President and        1995     $302,500  $222,300     --              $   44,501          --        $ 87,971
 Chief Financial Officer         1994     $292,500  $174,050     --`             $  334,807         34,005     $131,289
Peter N. Louras ..............   1996     $285,000  $200,300     --              $   33,611         70,699     $  3,190
 Group Vice President            1995     $267,500  $201,600     --              $   30,348          --        $ 68,422
                                 1994     $251,250  $153,400     --              $  330,457         37,782     $ 77,301
Ramon A. Llenado .............   1996     $264,500  $187,880     --                --               54,944     $  2,479
 Group Vice President --         1995     $259,500  $189,800     --              $   37,995          --        $ 78,197
 Technical                       1994     $252,000  $154,665     --              $  330,930         34,005        --


             (A)                    (I)

                                    ALL
                                   OTHER
                                COMPENSATION
NAME AND PRINCIPAL POSITION      ($)(2)(8)
- ------------------------------  ------------
G. Craig Sullivan ............    $145,125
 Chairman of the Board and        $119,242
 Chief Executive Officer          $25,993
Neil P. DeFeo ................    $ 6,450
 Former Group Vice President      $12,207
 -- U.S. Operations               $19,042
William F. Ausfahl ...........    $63,831
 Group Vice President and         $62,698
 Chief Financial Officer          $26,161
Peter N. Louras ..............    $57,452
 Group Vice President             $51,688
                                  $26,107
Ramon A. Llenado .............    $55,153
 Group Vice President --          $43,274
 Technical                        $26,108

- ------------
(1) Pursuant to the MIC Plan, starting with fiscal year 1994 awards, executive officers were able to elect all or a portion of their annual bonus plan awards in Common Stock rather than cash. Those participants electing stock receive a premium equal to 20% of the gross bonus amount elected to be paid in Common Stock based on the fair market value on August 30. Such stock awards are subject to transfer restrictions for two years from the date of grant or the premium will be forfeited. The amount of the annual bonus elected to be paid in Common Stock is included in the bonus column (d) in the annual compensation portion of this table. The 20% premium received with such election, which is subject to forfeiture restrictions, is included in the restricted stock awards column (f) in the long-term compensation portion of this table. The net number of shares and value of the MIC Plan annual bonus amounts paid in Common Stock awards, after deductions to the base awards made for income tax purposes, were as follows: for fiscal year 1996, base award -- 3,125 shares ($292,578) and premium -- 968 shares ($90,629) for Mr. Sullivan; 0 shares for Mr. DeFeo; base award -- 1,492 shares ($139,689) and premium -- 462 shares ($43,255) for Mr. Ausfahl; base award -- 1,161 shares ($108,699) and premium -- 359 shares ($33,611) for Mr.
    Louras; and 0 shares for Dr. Llenado; for fiscal year 1995, base award -- 4,052 shares ($275,050) and premium -- 1,377 shares ($93,466) for Mr.
    Sullivan; base award -- 2,691 shares ($182,651) and premium -- 0 shares for Mr. DeFeo (Mr. DeFeo's premium shares were forfeited when his employment terminated effective July 1, 1996); base award -- 2,116 shares ($143,627) and premium -- 656 shares ($44,501) for Mr. Ausfahl; base award -- 1,182 shares ($80,207) and premium -- 447 shares ($30,348) for Mr. Louras; and base award -- 1,807 shares ($122,629) and premium -- 560 shares ($37,995) for Dr. Llenado; and for fiscal year 1994, base award -- 3,790 shares ($198,035) and premium -- 1,174 shares ($61,353) for Mr. Sullivan; base award -- 2,075 shares ($108,424) and premium -- 0 shares for Mr. DeFeo (Mr. DeFeo's premium shares were forfeited when his employment terminated effective July 1, 1996); base award -- 2,151 shares ($112,395) and premium -- 666 shares ($34,810) for Mr. Ausfahl; base award -- 1,000 shares ($52,250) and premium -- 200 shares ($10,450) for Mr. Louras; and base award -- 1,911 shares ($99,855) and premium -- 592 shares ($30,933) for Dr.
    Llenado. The fiscal year 1996 bonus amounts include a holiday bonus of $200.

(2) Mr. DeFeo, former Group Vice President -- U.S. Operations, was reimbursed for his relocation costs by the Company when he joined the Company during fiscal year 1994 in accordance with the Company's general relocation policy for experienced new hires. The amounts the Company paid Mr. DeFeo in excess of such relocation policy are set forth in the table above as follows: (i) the amounts of $4,193, $19,676 and $20,321 in the other annual compensation column (e) represent the excess tax gross-up paid to Mr. DeFeo in connection with his relocation in fiscal year 1996, 1995 and 1994, respectively; and
    (ii) $5,359, $10,720 and $18,580 of the amounts listed in the all other compensation column (i) in fiscal year 1996, 1995 and 1994, respectively, represent other excess relocation cost reimbursement received by Mr. DeFeo.

(3) Amounts include awards earned for the years indicated, consistent with past practice. In support of the goal of increasing the level of ownership of the Company's stock by the executive officer group, in fiscal year 1994 significantly larger grants of stock options and restricted stock were made to all executive officers than in prior years. Because of the sizes of the fiscal year 1994 grants, no Named Officer received any grants of stock options or restricted stock during fiscal year 1995 except for shares of restricted stock awarded to Named Officers who elected to receive some or all of their respective fiscal year 1995 MIC Plan awards in stock rather than cash. To continue its objective of focusing the executive officers on creation of stockholder value and in anticipation of the expiration of the fiscal year 1994 awards, the Compensation Committee approved a new 3-year grant of stock options and performance units to all executive officers in fiscal year 1996. The amounts shown for Mr. DeFeo in columns (f) and (g) do not include unvested restricted stock and unvested stock options which he forfeited upon the termination of his employment.

(4) Performance shares awarded to executive officers in fiscal year 1994 have the first opportunity to vest on October 1, 1996 based on the Company's total stockholder return comparison with the Standard & Poor's 500 Stock Index and the comparator companies at the end of fiscal year 1996. In December 1995, the Company offered executive officers the opportunity to exchange some or all of those performance shares for performance units which are redeemable in an equal number of shares of the Company's stock. Conversion of the performance units into unrestricted shares of stock is deferred until the officer's retirement or termination from the Company. Performance units received in the exchange are subject to a risk of forfeiture if the officer voluntarily terminates her or his employment, other than by retirement, prior to December 31, 1997, or if the officer is terminated for "Cause," as that term is defined in the officer's employment agreement, prior to that date. As an incentive for executive officers to make the exchange, the officer received additional performance units equal to 10% of the number of performance shares exchanged. The Company's total stockholder return performance at the end of fiscal year 1996 was such that the performance shares awarded in fiscal year 1994 will vest on October 1, 1996 unless they were exchanged for performance units as described above.

(5) The value of all restricted stock awards set forth in the table above was determined by multiplying the fair market value of the Common Stock on the date of grant by the number of shares awarded. As of June 30, 1996, the number and value of aggregate restricted stock award holdings, based on fair market value on June 30, 1996, were as follows: 5,422 shares ($480,459) for Mr. Sullivan; 0 shares ($0) for Mr. DeFeo; 2,618 shares ($232,007) for Mr. Ausfahl; 1,554 shares ($137,733) for Mr. Louras; and 7,971 shares ($706,412) for Dr. Llenado. Dividends are paid on shares of restricted stock awarded commencing from the date of grant. Mr. DeFeo's restricted shares were forfeited in connection with the termination of his employment effective July 1, 1996.

(6) In the event of a "change of control," all restrictions on restricted stock and performance units end and all stock options become exercisable. A change of control will be deemed to occur if any person or entity becomes the beneficial owner, directly or indirectly, of a specified percentage of the then outstanding shares of Common Stock or has, directly or indirectly, a specified percentage of the combined voting power of the then outstanding securities entitled to vote for directors. For all persons or entities other than Henkel KGaA, the specified percentage is 20%. For Henkel KGaA, the specified percentage is that agreed to between the Company and Henkel KGaA pursuant to an agreement dated June 18, 1981, as amended. The current agreed percentage for Henkel KGaA is 30%. A feature of both the Restricted Stock Plan and the 1987 and 1977 Stock Option Plans is the stock withholding election, pursuant to which a recipient may elect to have the Company withhold shares of Common Stock to pay any withholding tax liability that arises when the restrictions on the restricted stock are released or when non-qualified stock options are exercised, respectively. In both cases, the value of shares which may be withheld is based on the per share price of the Common Stock on the Composite Transactions Report for the New York Stock Exchange on the last business day before the withholding is made.

(7) The amounts reflect dividends received from deferred stock units granted in December 1995 in exchange for the cancellation of certain restricted stock and from performance units granted in April 1996.

(8) Except for $5,359, $10,720 and $18,580 related to Mr. DeFeo's relocation in fiscal years 1996, 1995 and 1994, respectively, and amounts received under the Nonqualified Deferred Compensation Plan, the amounts shown in the column are pursuant to programs provided to salaried employees generally and represent actual Company contributions under the Company's Value Sharing Plan and the Nonqualified Deferred Compensation Plan and term life insurance premiums paid by the Company for the benefit of each respective Named Officer. In January 1996, the Company credited the following amounts under the Nonqualified Deferred Compensation Plan to the accounts of the Named Officers for fiscal year 1995: $119,242 for Mr. Sullivan; $62,698 for Mr. Ausfahl; $51,688 for Mr. Louras; and $43,274 for Dr. Llenado. Such amounts are included in the column for fiscal year 1995. Mr. DeFeo's employment with the Company terminated effective July 1, 1996. The amounts shown for Mr. DeFeo in the column do not include the amounts he forfeited upon the termination of his employment.

OPTIONS AND STOCK APPRECIATION RIGHTS

The following tables show options and stock appreciation rights ("SARs") granted or exercised during fiscal year 1996 to or by the Named Officers, and the value of the options and SARs held by the Named Officers at the end of fiscal year 1996.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

          (A)                  (B)               (C)             (D)          (E)                      (F)         (G)
                                                       INDIVIDUAL GRANTS
                                          -------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF        % OF TOTAL                                      ASSUMED ANNUAL RATES OF
                           SECURITIES       OPTIONS/SARS                                  STOCK PRICE APPRECIATION FOR
                           UNDERLYING        GRANTED TO      EXERCISE OR                           OPTION TERM
                          OPTIONS/SARS      EMPLOYEES IN     BASE PRICE   EXPIRATION   -----------------------------------
NAME                      GRANTED(#)(1)    FISCAL YEAR(2)    ($/SHARE)(1)   DATE(3)       0%(4)      5%(4)(5)   10%(4)(5)
- -----------------------  ---------------  -----------------  -----------  -----------  -----------  ----------  ----------
G. Craig Sullivan......        50,972              3.46%      $ 80.9375     04/12/06          -0-   $6,719,948  $10,700,395
                               50,972              3.46%      $ 89.0313     04/12/06          -0-   $7,391,947  $11,770,441
                               50,972              3.46%      $ 97.125      04/12/06          -0-   $8,063,938  $12,840,473
                              137,790              9.36%      $ 80.9375     04/12/06          -0-   $18,165,917 $28,926,187
Neil P. DeFeo..........        16,310              1.11%      $ 80.9375     07/01/96          -0-          -0-         -0-
                               16,310              1.11%      $ 89.0313     07/01/96          -0-          -0-         -0-
                               16,310              1.11%      $ 97.125      07/01/96          -0-          -0-         -0-
                               40,847              2.78%      $ 80.9375     07/01/96          -0-          -0-         -0-
William F. Ausfahl.....        12,844              0.87%      $ 80.9375     04/12/06          -0-   $1,693,204  $2,696,144
                               12,844              0.87%      $ 89.0313     04/12/06          -0-   $1,862,525  $2,965,760
                               12,844              0.87%      $ 97.125      04/12/06          -0-   $2,031,845  $3,235,373
                               32,167              2.19%      $ 80.9375     04/12/06          -0-   $4,240,722  $6,752,642
Peter N. Louras........        12,844              0.87%      $ 80.9375     04/12/06          -0-   $1,693,204  $2,696,144
                               12,844              0.87%      $ 89.0313     04/12/06          -0-   $1,862,525  $2,965,760
                               12,844              0.87%      $ 97.125      04/12/06          -0-   $2,031,845  $3,235,373
                               32,167              2.19%      $ 80.9375     04/12/06          -0-   $4,240,722  $6,752,642
Ramon A. Llenado.......         9,982              0.68%      $ 80.9375     04/12/06          -0-   $1,315,882  $2,095,322
                                9,982              0.68%      $ 89.0313     04/12/06          -0-   $1,447,471  $2,304,855
                                9,982              0.68%      $ 97.125      04/12/06          -0-   $1,579,058  $2,514,386
                               24,998              1.70%      $ 80.9375     04/12/06          -0-   $3,295,571  $5,247,646

- ------------
(1) In fiscal year 1996, stock option grants continued the Compensation Committee's past practice of targeting overall compensation to the 50th percentile of comparable positions from the Peer Companies. The Compensation Committee granted additional stock options to each executive officer which would have the possibility of lifting the executive officer's stock-based compensation component from the 50th to the 75th percentile. Except for such additional stock options, the stock options awarded to executive officers in fiscal year 1996 had ten-year lives and one-third of the number of option shares will vest on each of June 30, 1998, 1999, and 2000. Option shares vesting on June 30, 1998 have an exercise price of $80.9375, the fair market value on the option grant date. Option shares vesting on June 30, 1999 and 2000 have exercise prices of $89.0313 and $97.125, premiums of 10% and 20%, respectively, over the $80.9375 fair market value on the option grant date. The additional stock options will vest in seven years, on June 30, 2003, but could vest earlier if the Company's stock trades for 45 consecutive days at an average price of $121.41 per share, a 50% premium over the $80.9375 fair market value on the option grant date. The stock options granted during fiscal year 1996 are intended to cover the next three fiscal years. In the event of a "change of control" (as described in footnote (6) to the Summary Compensation Table on page 14), all stock options become exercisable.

(2) The total number of options/SARs granted to employees of the Company in fiscal year 1996 represented 1,471,519 shares of Common Stock. The potential realizable value (excluding dividends) of such options at assumed annual rates of appreciation of 5% and 10% from the dates of their respective grants to the end of the option terms using the appropriate prices above would be $76,254,292 and $193,243,347, respectively.

(3) Stock options granted to Mr. DeFeo during fiscal year 1996 expired on July 1, 1996 when his employment with the Company terminated.

(4) The 5% and 10% assumed rates of appreciation are shown in response to requirements of the rules of the Securities and Exchange Commission. There can be no assurance that the market value of the Common Stock will appreciate in the assumed manner. The column reflecting no appreciation in market value is intended for illustrative purposes only. The market value of the Common Stock on April 12, 1996, the date of grant of the above options, was $80.9375 per share.

(5) Based on the fair market value of $88.5625 of the outstanding shares of Common Stock on June 30, 1996 and not including dividends, the potential realizable value at assumed annual rates of Common Stock appreciation of 5% and 10% for a ten-year period for all stockholders would be $2,868,247,656 and $7,268,702,705, respectively. The potential realizable value at assumed annual rates of appreciation of 5% and 10% rates on the options of the Named Officers from the date of grant to the end of the ten-year option terms would be $80,116,924 and $127,572,812, respectively. Thus, the Named Officers' potential realizable value as a percentage of all stockholders' gain would be 2.79% in the event of a 5% assumed annual rate of appreciation and 1.76% in the event of a 10% assumed annual rate of appreciation. Further, the potential realizable value of all employee options as a percentage of all stockholders' gain would be 6.89% in the event of a 5% assumed annual rate of appreciation and 4.33% in the event of a 10% assumed annual rate of appreciation over the ten-year option terms.

             AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR,
                         AND FY-END OPTIONS/SAR VALUES

         (A)                 (B)           (C)             (D)                 (E)
                                                        NUMBER OF
                                                        SECURITIES          VALUE OF
                                                        UNDERLYING         UNEXERCISED
                                                       UNEXERCISED        IN-THE-MONEY
                                                     OPTIONS/SARS AT        OPTIONS/
                                                          FY-END         SARS AT FY-END
                       SHARES ACQUIRED    VALUE      (#) EXERCISABLE/   ($) EXERCISABLE/
NAME                   ON EXERCISE(#)   REALIZED($)  UNEXERCISABLE(1)   UNEXERCISABLE(1)(2)
- ---------------------  ---------------  ----------  ------------------  -----------------
G. Craig Sullivan....         1,642      $  98,777  121,701/329,027     $4,790,315/$1,939,387
Neil P. DeFeo........           -0-            -0-         40,226/0         $1,370,888/$0
William F. Ausfahl...        10,600      $ 611,406    59,246/82,034     $2,643,051/$511,294
Peter N. Louras......         3,100      $ 298,941    39,864/83,293     $1,546,739/$542,848
Ramon A. Llenado.....         7,683      $ 318,845    22,670/66,279     $747,402/$460,656

- ------------
(1) The number of shares covered and the value of the unexercisable options listed in columns (d) and (e) of the table above were all granted under the 1987 Stock Option Plan. Mr. DeFeo forfeited his unexercisable options when his employment with the Company terminated effective July 1, 1996. In the event of a "change of control" (as described in footnote (6) to the Summary Compensation Table on page 14), all stock options become exercisable.

(2) The value of the unexercised options was determined by multiplying the number of shares subject to unexercised options on the fiscal year end, June 30, 1996, by $88.5625, the fair market value of the Common Stock on such date, minus the exercise price of each unexercised option.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

The table below reflects awards to the Named Officers during fiscal year 1996 under The Clorox Company 1995 Performance Unit Plan and The Clorox Company 1987 Long-Term Compensation Program. If objectives are met, such awards are redeemable in shares of Common Stock.

                          (A)                                       (B)                           (C)
                                                          NUMBER OF SHARES, UNITS     PERFORMANCE OR OTHER PERIOD
NAME                                                     OR OTHER RIGHTS (#)(1)(2)    UNTIL MATURATION OR PAYMENT
- -------------------------------------------------------  -------------------------  -------------------------------
G. Craig Sullivan......................................             20,779                     12/31/97
                                                                    23,884           6/30/99, 6/30/00 or Forfeited
Neil P. DeFeo..........................................                -0-                     Forfeited
William F. Ausfahl.....................................              6,233                     12/31/97
                                                                     6,018           6/30/99, 6/30/00 or Forfeited
Peter N. Louras........................................              6,732                     12/31/97
                                                                     6,018           6/30/99, 6/30/00 or Forfeited
Ramon A. Llenado.......................................                -0-                     12/31/97
                                                                     4,678           6/30/99, 6/30/00 or Forfeited

- ------------
(1) To continue its objective of focusing the executive officers on creation of stockholder value and in anticipation of the expiration of fiscal year 1994 awards, the Compensation Committee approved a new 3-year grant of performance units to all executive officers in April 1996. The April 1996 grants could vest on June 30, 1999 based on the relative total stockholder return (stock price appreciation plus dividends paid) of the Common Stock measured against two comparator groups: first, the total stockholder return of the Standard & Poor's 500 Stock Index and second, the total stockholder return of an index of stocks of the Peer Companies. Each comparator group will have an equal weight of 50%. If, on average, the Company's total stockholder return is at or above the 60th percentile relative to the stockholder returns of the two groups as measured at the end of fiscal year 1999, the restrictions on the performance units will lapse on that day. If the restrictions do not lapse on that date and the Company's total stockholder return is at or above the 50th percentile at the end of fiscal year 2000, the performance units will vest at that time. If, at the end of fiscal year 2000, the Company's total stockholder return is at or above the 40th percentile, but below the 50th percentile, half of the performance units will vest and the other half will be forfeited. If, at the end of fiscal year 2000, the Company's total stockholder return is below the 40th percentile, all of the performance units will be forfeited. Mr. DeFeo was granted 7,642 performance units during fiscal year 1996, all of which were terminated when he left the Company. The performance units are redeemable in an equal number of shares of Common Stock.

(2) Performance shares awarded to executive officers in fiscal year 1994 had the first opportunity to vest based on the Company's total stockholder return comparison with the Standard & Poor's 500 Stock Index and the comparator companies at the end of fiscal year 1996. In December 1995, the Company offered executive officers the opportunity to exchange some or all of those performance shares for performance units which are redeemable in an equal number of shares of Common Stock. Conversion of the performance units into unrestricted shares of Common Stock was deferred until the officer's retirement or termination from the Company. Performance units received in the exchange were subject to a risk of forfeiture if the officer voluntarily terminated her or his employment, other than by retirement, prior to December 31, 1997, or if the officer was terminated for "Cause," as that term is defined in the officer's employment agreement, prior to that date. As an incentive for executive officers to make the exchange, the officer received additional performance units equal to 10% of the number of performance shares exchanged. The Company's total stockholder return performance at the end of fiscal year 1996 was such that the performance shares awarded in fiscal year 1994 will vest on October 1, 1996 unless they were exchanged as described above. Mr. Louras' 6,732 number above includes 83 performance units received as dividends in connection with the performance units granted in December 31, 1997. Dr. Llenado and Mr. DeFeo did not exchange any performance shares for performance units in December 1995. The performance units are redeemable in an equal number of shares of Common Stock.

(3) In the event of a "change of control" (as described in footnote (6) to the Summary Compensation Table on page 14), all performance units become exercisable.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return of the Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and a composite index composed of the Standard & Poor's Household Products Index and the Standard & Poor's Housewares Index for a five-year period ending June 30, 1996. The composite index is weighted based on market capitalization as of the end of each quarter during each of the last five years.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             CLOROX     S&P 500    COMBINED INDEX OF S&P
                                   Household Products and
                                       Housewares Indices
June 1991      100.00     100.00                   100.00
June 1992      119.88     113.36                   127.52
June 1993      142.67     128.74                   140.72
June 1994      138.51     130.59                   144.86
June 1995      191.03     164.53                   197.58
June 1996      266.54     207.19                   249.11

PENSION BENEFITS

Pension benefits are paid to executive officers under three different plans, the Pension Plan, the Nonqualified Deferred Compensation Plan and the Supplemental Executive Retirement Plan ("SERP").

The Company's Pension Plan is a noncontributory "cash balance" defined benefit plan qualified under pertinent income tax laws. Essentially all salaried employees as well as nonunion hourly employees with at least one year of service participate in the Pension Plan. Prior to July 1, 1996, benefits were calculated based on career average compensation. Effective July 1, 1996, participants in the plan accrue benefits equal to 3% of qualified earnings each year. Qualified earnings include base annual salary and bonus. Participants' benefits are adjusted each quarter by an interest factor. Participants meeting certain age and years of service levels will receive the greater of the benefits calculated under the career average compensation formula and the new cash balance formula. Each of the Named Officers except Dr. Llenado and Mr. DeFeo met the age and years of service levels and will receive the greater of the benefits under the current and prior formulas. A participant is fully vested in her or his benefit after 5 years of service.

The Nonqualified Deferred Compensation Plan provides additional benefits equal to the employer-provided benefits that plan participants do not receive under the Pension Plan because of Internal Revenue Code limits. This plan has the same five-year vesting provision as the Pension Plan.

The purpose of the SERP is to provide executive officers a fixed objective of 55% of the average annual compensation for the three consecutive years of highest compensation. Compensation consists of base annual salary and the MIC Plan bonus. For the Named Officers, those amounts are shown in salary and bonus columns (c) and (d) of the Summary Compensation Table on page 14. There is a minimum service requirement of ten years. SERP benefits are offset by the annuity value of amounts received from primary social security, the Pension Plan and Company contributions to the Value Sharing Plan and Nonqualified Deferred Compensation Plan.

Assuming retirement at age 65, fiscal year 1996 annual base salary and bonus and no future increase in such compensation and an interest rate of 8%, the SERP benefits for the Named Officers will exceed benefits under the other plans. The retirement benefits shown in the table below are based on the SERP, calculated for an unmarried person, on a straight life annuity basis, based on retirement at age 65 with 15 or more years of service with the Company. They would be proportionately reduced for early retirement or for shorter years of service to a minimum of 10 years. Thus, the table below shows what would be received by the Named Officers under the three plans for pension benefits, taken collectively.

                                                                                  15 OR MORE
                                                                                   YEARS OF
COMPENSATION(1)                                                                    SERVICE
- ------------------------------------------------------------------------------  --------------
$500,000......................................................................    $  275,000
$600,000......................................................................    $  330,000
$700,000......................................................................    $  385,000
$800,000......................................................................    $  440,000
$900,000......................................................................    $  495,000
$1,000,000....................................................................    $  550,000
$1,100,000....................................................................    $  605,000
$1,200,000....................................................................    $  660,000
$1,300,000....................................................................    $  715,000
$1,400,000....................................................................    $  770,000
$1,500,000....................................................................    $  825,000

- ---------
(1) The number of years of credited service for each of the Named Officers are:
    Mr. Sullivan, 25; Mr. Ausfahl, 14; Mr. Louras, 16; and Dr. Llenado, 4. Mr. DeFeo's employment with the Company terminated before his interests under the Pension Plan, the Nonqualified Deferred Compensation Plan and the SERP were vested.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

The Company has entered into employment agreements with each of the Named Officers named in the Summary Compensation Table on page 14 above. The term of the employment agreement for Mr. Sullivan is five years and for each of the other Named Officers is three years. Such agreement terms are "evergreen" in that they maintain a five-year term, in the case of the chief executive officer, or a three-year term, in the case of the other Named Officers, unless either party gives five-years' notice of termination, in the case of the chief executive officer's employment agreement, and three-years' notice of termination, in the case of the other Named Officers' employment agreements. The employment agreements are also terminable at any time by the Company either for "Cause," as that term is defined in them, or "at will" by either the Named Officer or the Company. In the case of an "at will" termination by the Company, a Named Officer is entitled to receive annually severance benefits of his then current base salary, plus 75% of his target MIC Plan award for the previous fiscal year, for the length of the remaining term of his employment agreement, subject to offset for other earned income. He is also entitled to continue to participate in the Company's medical and dental insurance programs for the same period. In addition, the Named Officer would receive a pro-rated MIC Plan award for the year in which termination occurs. Mr. Neil DeFeo's employment with the Company terminated effective July 1, 1996. In accordance with his employment agreement, he is receiving semi-monthly payments of $22,917 through June 30, 1999, which will be reduced by any other earned income.

During fiscal year 1996, the board of directors approved change of control agreements with each of the Named Officers. Within a three-year period of a "change of control" (as described in footnote (6) to the Summary Compensation Table on page 14), a Named Officer may terminate his employment in the event of a reduction or elimination in rank, responsibilities, compensation or benefits, and he may also terminate his employment absent such reasons within a 30-day period following the first anniversary of the change of control. In the event of such termination, the Named Officer will receive a lump sum amount equal to his then current base salary, plus 100% of his target MIC Plan award for the then current fiscal year, multiplied by the change of control benefit multiple under the change of control agreements. For the Named Officers, such multiple is three. In addition, a Named Officer is entitled to continue to participate in the Company's medical and dental insurance programs for the remaining term of his change of control agreement. The Named Officer would also receive a pro-rated MIC Plan award for the year in which termination occurs. If payments received under the change of control agreements are subject to tax under Section 4999 of the Internal Revenue Code (which deals with certain payments contingent on a change of control), the Company will make an additional payment to the Named Officer in respect of such tax.

The Company has also entered into employment agreements and change of control agreements on similar terms with each of the other executive officers of the Company. The termination notice periods for these agreements range from three years to one year depending upon the executive officer's level in the organization and her or his tenure as an executive officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require the Company's directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. The Company undertakes to file such forms on behalf of the reporting person pursuant to a power of attorney given to certain attorneys-in-fact. Such reporting officers, directors and ten percent stockholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely  on  its review  of  copies of  such  reports received  or  written representations from such executive officers, directors and ten percent stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 1996, except the following officers and directors inadvertently omitted reporting the following transactions: Messrs. Anthony Biebl and James Cole made charitable stock gifts to the United Way in November 1995, which were disclosed in Form 4 filings in September 1996, Mr. Daniel Boggan had a transaction relating to stock options which occurred in August 1995, which was disclosed in a Form 4 filing in September 1995, and Mr. Al Wolfe had a sale transaction which occurred in August 1995, which was disclosed in a Form 4 filing in October 1995.

PROPOSAL NO. 2: ADOPTION OF
THE CLOROX COMPANY 1996 STOCK INCENTIVE PLAN

On July 16, 1996, the board of directors adopted, subject to approval by stockholders at the Annual Meeting, The Clorox Company 1996 Stock Incentive Plan (the "Plan"). The text of the Plan, which will replace the 1977 Stock Option and Restricted Stock Plans and the 1987 Long-Term Compensation Program (collectively, the "Prior Plans"), is set forth in Exhibit A to this Proxy Statement.

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company and its subsidiaries, and to promote the success of the Company's business by providing employees and consultants with the opportunity to acquire Common Stock or to receive monetary payments based on the value of the Common Stock or on the financial performance of the Company, or both, on advantageous terms. The Plan is designed to permit the Company to provide several different forms of awards to meet competitive conditions, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, performance units and performance shares (the "Awards").

The Plan authorizes the granting of Awards with respect to an aggregate of: (i) 3,500,000 shares of the Common Stock (subject to adjustments as provided below). Any shares issued under the Executive Incentive Plan (as defined on page 26) will reduce the amount of shares available for awards under the Plan. The 3,500,000 shares reserved under the Plan equal approximately 6.9% of the outstanding Common Stock as of July 31, 1996. On July 31, 1996, the closing price of the Common Stock on the New York Stock Exchange was $90.875.

As of July 31, 1996, options to purchase 3,302,151 Common Stock were outstanding and no shares were reserved and available for additional grants under the Prior Plans. Following approval of the Plan by stockholders, awards will no longer be granted under the Prior Plans.

The Common Stock covered by the Plan may be either authorized but unissued shares or treasury shares. If there is a lapse, expiration, termination, or cancellation of any Award granted under the Plan without the issuance of shares or payment of cash thereunder, or if shares are issued under any Award under the Plan and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, or pursuant to the payment of the purchase price of shares under stock options by delivery of other Common Stock of the Company, the shares subject to or reserved for such Award, or so reacquired, may again be used for new options, rights, or awards of any type authorized under the Plan. However, the Common Stock issued under the Plan that is not reacquired by the Company pursuant to rights reserved upon the issuance thereof or pursuant to payment of the purchase price of shares under stock options by delivery of other Common Stock of the Company may not exceed the total number of shares reserved for issuance under the Plan.

In the event of the exercise of a stock appreciation right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares of Common Stock covered by the option or portion thereof which is surrendered in connection with such exercise. The number of shares reserved for issuance under the Plan also shall be reduced by the largest whole number obtained by dividing the monetary value of performance units granted at the commencement of a performance period by the market value of a share of Common Stock at such time.

The following summary of certain provisions of the Plan is qualified in its entirety by reference to the copy of the Plan set forth in Exhibit A to this Proxy Statement.

ADMINISTRATION.

The Plan provides that grants of Awards and other determinations under the Plan shall be made by (i) the board of directors or (ii) one or more Committees designated by the board (the "Administrator") which, in the case of grants of awards to employees who are officers or directors of the Company, will be constituted in a manner to permit the grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 of the Securities and Exchange Commission and which, in the case of grants to "covered employees," is intended to constitute performance-based compensation and will be made up solely of two or more "outside directors" as such terms are defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

PERFORMANCE BASED COMPENSATION.

Section 162(m) of the Code limits to $1 million annually the income tax deduction a public corporation may claim for compensation paid to any of its top five executive officers, except in limited circumstances. One such exception is for "performance based compensation," which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only
(1) if the goals are determined by a compensation committee of the board of directors comprised of two or more outside directors, (2) the performance goals are disclosed to stockholders and approved by a majority vote before the remuneration is paid, and (3) before the remuneration is paid, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied.

Internal Revenue Service regulations provide that compensation attributable to a stock option or stock appreciation right will be deemed to satisfy the requirement that performance goals be preestablished if the grant of the award is made by a properly appointed compensation committee appointed by the board of directors; the plan under which the award is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and, under the terms of the option or award, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. In the case of all other types of awards, the performance criteria must be established within 90 days after the commencement of the period of service to which the performance goal relates, and the performance goal must be objective and capable of determination by a third party having knowledge of the relevant facts.

The Plan includes features intended to permit the Administrator to grant Awards to employees that will qualify as performance-based compensation. The Plan limits the number of shares with respect to which incentive stock options, non-qualified stock options, and stock appreciation rights may be granted in any one fiscal year to any one participant to 500,000 shares. The Plan further provides that in the case of Awards other than options or stock appreciation rights, the maximum value of any Award intended to qualify as performance-based compensation granted to any employee in any fiscal year of the Company is limited to $2 million, based upon the value of the Award assuming performance goals were met on the date of the Award grant. The Plan provides that the Administrator may condition exercise of an Award on attainment of an objective performance goal or goals based on one or more of the following performance criteria: cash flow, earnings per share, economic value added (including Clorox Value Measure, an economic value-added model the calculation of which links profits to investment by including a capital charge for assets employed in the business), expenses, gross or net margin, increase in stock price, inventory turnover, market share, net income (before or after taxes), net operating income, personal management objectives, return on assets, return on equity, return on investment, return on sales, revenue, and total stockholder return. In establishing such performance goals, the Administrator may apply the performance criteria as a measure of the performance of any, all or any combination of the Company, any subsidiary, any division, group or other unit of the Company or a subsidiary, or any product category or categories. Partial achievement of goals may result in payment or vesting corresponding to the degree of achievement. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with an Award intended to qualify as performance-based compensation, but may not exercise discretion to increase the Award.

ELIGIBILITY.

Selected employees of the Company and its subsidiaries (including the persons named in the Summary Compensation Table on page 14 and directors who are employees) will be eligible to receive options and other Awards under the Plan. Awards may be granted to employees of the Company and its subsidiaries residing in foreign jurisdictions under additional terms and conditions to accommodate local laws and to provide the employees favorable treatment under local laws provided that no such terms are inconsistent with the Plan.

DURATION.

The Plan will be effective upon stockholder approval and will continue in effect until terminated by the board of directors, except that no award may be granted more than ten years after the date of adoption of the Plan by the board of directors.

ADJUSTMENTS.

The Plan provides for adjustment in the number of shares reserved and in the shares covered by each outstanding Award in the event of a stock dividend or stock split and for vesting of Awards and removal of restrictions on Awards automatically in the event of certain corporate transactions, including a change of ownership or control of the Company. Generally, a change of control will occur for purposes of the Plan in the event of the acquisition by any person of beneficial ownership of 20% or more, or in the case of Henkel KGaA 30% or more, of the Company's voting stock, other than an acquisition directly from the Company or as part of a business combination approved by the board of directors.

DILUTIVE EFFECT.

The Company's intent is to reduce or eliminate the potential dilutive effect of the Plan. In furtherance of this goal, on September 18, 1996 the board of directors approved the repurchase of shares of Common Stock on an ongoing basis which will support the reduction or elimination of dilution upon the issuance of shares pursuant to the Plan, the Executive Incentive Plan and the existing 1987 Long-Term Compensation Program. The board's approval of the repurchase of shares of Common Stock is not limited by any number of shares or amounts.

OPTIONS.

The Plan provides that the purchase price of any incentive stock option shall be at least 100% of the fair market value of the Common Stock at the time the option is granted, and that the purchase price of any non-qualified stock option shall be not less than 100% of fair market value at the time the option is granted unless otherwise determined by the Administrator. It is the present intention of the board of directors that below fair market value options would be granted only in isolated instances. The Plan provides that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options may become exercisable for the first time by any individual during any calendar year may not exceed $100,000. The Administrator may provide for the payment of the purchase price in cash, by delivery of other Common Stock of the Company having a market value equal to the purchase price of such shares, or by any other method, such as delivery of promissory notes. A participant may pay the purchase price by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds to pay the purchase price.

The Administrator may permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and medicare withholding tax, arising in connection with the exercise of a non-qualified stock option, the vesting of a restricted stock award or the receipt or exercise of any other Award, by having the Company withhold shares or by delivering shares received in connection with the Award or previously acquired, having a fair market value approximating the amount to be withheld.

The period of any option will be determined by the Administrator, but no incentive stock option may be exercised after the expiration of ten years from the date it is granted. Option awards will provide rules covering the time of exercise of an option in case of retirement, death, disability, or other termination of employment.

STOCK APPRECIATION RIGHTS.

A stock appreciation right will permit the holder of the right to elect to surrender the right or a portion thereof that is then exercisable and receive, in exchange therefor, Common Stock, cash, or a combination thereof. Such cash, stock, or combination shall have an aggregate value equal to the excess of the fair market value on the date of such election of one share of Common Stock over the purchase price specified in such right multiplied by the number of shares covered by such right or portion thereof which is so surrendered. A stock appreciation right may be awarded separately or in conjunction with the award of a stock option, in which case the exercise of the stock appreciation right will correspondingly reduce the number of shares available under the option and the exercise of the option will correspondingly reduce the number of shares to which the stock appreciation right applies.

A stock appreciation right will be exercisable upon such additional terms and conditions as may be prescribed by the Administrator in its sole discretion, but in no event shall it be exercisable after the expiration of any related stock option.

RESTRICTED STOCK AWARDS.

Restricted stock awards will consist of Common Stock transferred to participants, without other payment therefor, as additional compensation for their services to the Company or one of its subsidiaries. Restricted stock awards will be subject to such terms and conditions as the Administrator determines are appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods. No more than 10% of the total shares available for issuance in connection with Awards granted in any calendar year may be issued as restricted stock awards.

PERFORMANCE AWARDS.

The Plan permits the grant of performance awards in the form of performance units or performance shares. Performance units consist of monetary awards and performance shares consist of Common Stock or awards denominated in Common Stock, which may be earned in whole or in part if the Company achieves certain goals established by the Administrator over a designated period of time. Payment of an award earned may be in cash or in Common Stock, or in a combination of both, and may be made when earned, or may be vested and deferred, as the Administrator in its sole discretion determines. Deferred awards may earn Common Stock dividend equivalents or interest on the terms and at a rate determined by the Administrator. The Plan provides that upon the occurrence of a change in control, business combination or other corporate transaction, the performance award will be deemed to have been fully earned and be immediately payable as of the date of the change in control, business combination, or corporate transaction.

AMENDMENTS AND DISCONTINUANCE.

The Plan is subject to amendment or termination by the board of directors without stockholder approval as deemed in the best interests of the Company. However, no such amendment shall, without the consent of the holder, reduce the amount of any Award or adversely change the terms and conditions thereof.

The terms and conditions applicable to any Awards granted and outstanding may at any time be amended, modified, or canceled by mutual agreement between the Administrator and the participant so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the Plan.

FEDERAL INCOME TAX CONSEQUENCES.

Under existing law and regulations, the grant of non-qualified stock options and stock appreciation rights will not result in income taxable to the employee or provide a deduction to the Company. However, the exercise of a non-qualified stock option or a stock appreciation right results in taxable income to the holder, and the Company is entitled to a corresponding deduction. At the time of the exercise of a non-qualified stock option, the amount so taxable and so deductible will be the excess of the fair market value of the shares purchased over their option price. Upon the exercise of a stock appreciation right, the participant will be taxed at ordinary income tax rates on the amount of the cash and the fair market value of the shares received by the employee, and the Company will be entitled to a corresponding deduction.

No income is recognized by an optionee when an incentive stock option is granted or exercised. If the holder holds the shares received on exercise of an incentive stock option for at least two years from the date of grant and one year from date of exercise, any gain realized by the holder on the disposition of the stock will be accorded long-term capital gain treatment, and no deduction will be allowed to the Company. If the holding period requirements are not satisfied, the employee will recognize ordinary income at the time of disposition equal to the lesser of (i) the gain realized on the disposition, or
(ii) the difference between the option price and the fair market value of the shares on the date of exercise. Any additional gain on the disposition not reflected above will be long-term or short-term capital gain, depending upon the length of time the shares are held. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.

An employee who is granted a restricted stock award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Upon lapse or release of the restrictions, the recipient will be taxed at ordinary income tax rates on an amount equal to the current fair market value of the shares. Any awards that are not subject to a substantial risk of forfeiture will be taxed at the time of grant. The Company will be entitled to a corresponding deduction when the value of the award is included in the recipient's taxable income. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

An employee may elect to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of transfer. If the election is not made, the basis of the shares so acquired will be equal to the fair market value at the time of transfer. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss. A participant will realize ordinary income as a result of performance awards at the time Common Stock is transferred or cash is paid in an amount equal to the value of the shares delivered plus the cash paid.

The foregoing discussion is not a complete description of the federal income tax aspects of Awards under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any Awards. Participants in the Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE CLOROX COMPANY 1996 STOCK INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF SHARES OF COMMON STOCK VOTE "FOR" PROPOSAL NO. 2.

PROPOSAL NO. 3: ADOPTION OF THE CLOROX COMPANY
1996 EXECUTIVE INCENTIVE COMPENSATION PLAN

On July 16, 1996 the board of directors adopted, subject to approval by stockholders at the Annual Meeting, The Clorox Company 1996 Executive Incentive Compensation Plan (the "Executive Incentive Plan"), which provides for the awarding of bonuses to certain corporate officers or other key employees of the Company and its subsidiaries subject to the attainment of certain performance criteria.

In 1993, the Internal Revenue Code was amended by adding Section 162(m), which limits to $1 million the federal income tax deduction that public corporations may claim for compensation paid to any of its top five executive officers except in certain limited circumstances. One such exception is for compensation based solely on the attainment of one or more performance criteria which are established by an independent compensation committee and approved by stockholders. The Executive Incentive Plan is intended to comply with this exclusion for performance-based compensation and is being submitted to stockholders for approval in order generally to preserve the deductibility of compensation paid under the Executive Incentive Plan.

The following is a brief description of certain material features of the Executive Incentive Plan. This summary is qualified in its entirety by reference to the terms of the Executive Incentive Plan, a copy of which appears as Exhibit B to this Proxy Statement.

TERM.

Subject to approval by stockholders, the Executive Incentive Plan will be effective as of July 1, 1996 and will continue until June 30, 2001, unless reapproved by the Company's stockholders or unless amended or terminated.

PARTICIPANTS.

Participants in the Executive Incentive Plan will be executive officers of the Company and its subsidiaries who are selected annually to participate in the Executive Incentive Plan by the Compensation Committee. It is anticipated that the participants selected by the Compensation Committee will be those officers whose compensation may be subject to the deductibility limits of Section 162(m) of the Code and will include annually less than 25 individuals. In July 1996, the Compensation Committee designated the executive officers of the Company as participants in the Executive Incentive Plan for fiscal year 1997.

ADMINISTRATION.

The Executive Incentive Plan will be administered by the Compensation Committee, which will have authority to prescribe rules relating to the Executive Incentive Plan. The decisions of the Compensation Committee with respect to the Executive Incentive Plan will be final and conclusive.

PERFORMANCE CRITERIA.

Within 90 days after the beginning of each fiscal year, the Compensation Committee will establish for each participant an objective performance goal or goals based on one or more of the following performance criteria: cash flow, earnings per share, economic value added (including Clorox Value Measure, an economic value-added model the calculation of which links profits to investment by including a capital charge for assets employed in the business), expenses, gross or net margin, increase in stock price, inventory turnover, market share, net income (before or after taxes), net operating income, personal management objectives, return on assets, return on equity, return on investment, return on sales, revenue, and total stockholder return. In establishing such performance goals, the Compensation Committee may apply the performance criteria as a measure of the performance of any, all or any combination of the Company, any subsidiary, any division, group or other unit of the Company or a subsidiary, or any product category or categories. The Compensation Committee will also determine the amounts of the target awards that will be paid if the performance goal or goals are met and the method by which such amounts will be calculated. In addition, at the Compensation Committee's option, it may determine that all or any part of the award will be paid in cash, other property, shares of Common Stock, or restricted stock having an equivalent value to the amount of the award to be paid in stock, which shares will be subject to such restrictions as the Compensation Committee may determine. Any issuance of Common Stock or grant of options for Common Stock would be subtracted from the shares available for grant and issuance under the Plan. The award may provide for payment of all or a portion of the award in the case of the participant's retirement, death or disability or in the case of a change in ownership or control of the Company or a subsidiary during the year. In any case, the maximum award that may be paid to any participant under the Executive Incentive Plan for any year is $2 million.

DETERMINATION OF AWARD.

At the end of each fiscal year, the Compensation Committee will determine and certify for each participant if the performance goal or goals have been met and the amount of the award, if any, to be paid. Awards will be paid to participants in cash, property, stock and/or restricted stock, as applicable, following such determination and within 90 days after the end of such fiscal year. In order to reflect additional considerations relating to performance, the Compensation Committee may, in its discretion, reduce or eliminate any calculated award to be paid to a participant, but may not increase such award.

DILUTIVE EFFECT.

The Company's intent is to reduce or eliminate the potential dilutive effect of the Executive Incentive Plan. In furtherance of this goal, on September 18, 1996 the board of directors approved the repurchase of shares of Common Stock on an ongoing basis which will support the reduction or elimination of dilution upon the issuance of shares pursuant to the Executive Incentive Plan, the Plan and the existing 1987 Long-Term Compensation Program. The board's approval of the repurchase of shares of Common Stock is not limited by any number of shares or amounts.

AMENDMENT AND TERMINATION.

The Executive Incentive Plan may be amended or terminated by the Compensation Committee at any time, except that if any such amendment would require stockholder approval to maintain the qualification of awards under the Executive Incentive Plan as performance-based compensation under Section 162(m) of the Code, stockholder approval will be required.

FISCAL YEAR 1997 AWARDS.

The Compensation Committee has established performance goals and target awards under the Executive Incentive Plan for fiscal year 1997 for all executive officers of the Company. The actual awards to be paid under the Executive Incentive Plan (or that would have been payable under the Plan for fiscal year 1996, had the Executive Incentive Plan then been in effect) cannot be determined at this time since the awards are dependent on the Company's financial performance for fiscal year 1997. An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Executive Incentive Plan.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE CLOROX COMPANY 1996 EXECUTIVE INCENTIVE COMPENSATION PLAN AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE "FOR" PROPOSAL NO. 3.

PROPOSAL NO. 4:
RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the board of directors has recommended, and the board of directors has selected, Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1997. This firm has been so engaged since 1957. During fiscal year 1996, Deloitte & Touche LLP examined the Company's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of policy, such selection is being submitted to the stockholders for ratification at the Annual Meeting (and it is the present intention of the board of directors to continue this policy). The board of directors recommends the adoption of the following resolution which will be presented to the Annual Meeting:

        RESOLVED, that the stockholders of The Clorox Company hereby ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1997.

The persons designated in the enclosed proxy will vote your shares FOR ratification unless instructions to the contrary are indicated in the enclosed proxy. If the stockholders fail to ratify the selection of this firm, the board of directors will reconsider the matter.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they desire to do so.

OTHER BUSINESS

The board of directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

SOLICITATION OF PROXIES

The Company has not retained an outside firm in connection with the solicitation of the enclosed proxy. However, executive officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph, facsimile or personal call.

STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Stockholders who may wish to present proposals for inclusion in the Company's proxy material and for consideration at the 1997 annual meeting must submit such proposals in writing to the Secretary at the address shown on the top of the notice accompanying this proxy statement not later than June 2, 1997.

                                          By Order of the Board of Directors

                                          Edward A. Cutter,
                                          SENIOR VICE PRESIDENT -- GENERAL
                                          COUNSEL
                                          AND SECRETARY
September 30, 1996

                                                                       EXHIBIT A

                               THE CLOROX COMPANY
                           1996 STOCK INCENTIVE PLAN

    1. PURPOSES OF THE PLAN. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees of the Company and its Subsidiaries and to promote the success of the Company's business. Definitions of capitalized terms used in the Plan are contained in the attached Glossary which is an integral part of the Plan.

    2.  STOCK SUBJECT TO THE PLAN.

        (a) Subject to the provisions of Section 9, below, the maximum aggregate number of Shares which may be issued pursuant to Awards shall be 3.5 million Shares. Notwithstanding the foregoing, (i) no more than ten percent (10%) of the total number of Shares available for grant under the Plan in any fiscal year of the Company may be issued as restricted stock and (ii) any Shares issued pursuant to awards under the Company's Executive Incentive Compensation Plan granted after the date of the Board's adoption of the Plan shall reduce on a Share for Share basis the number of Shares otherwise available under the Plan. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

        (b) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    3.  ADMINISTRATION OF THE PLAN.

        (a) PLAN ADMINISTRATOR.

           (i) ADMINISTRATION WITH RESPECT TO EMPLOYEES WHO ARE DIRECTORS AND OFFICERS. With respect to grants of Awards to Employees who are also Officers or Directors of the Company, the Plan shall be administered by
       (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

           (ii) ADMINISTRATION WITH RESPECT TO OTHER EMPLOYEES. With respect to grants of Awards to Employees who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

           (iii) ADMINISTRATION WITH RESPECT TO COVERED EMPLOYEES. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is composed solely of two or more Directors eligible under the Code to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

        (b) POWERS OF THE ADMINISTRATOR. Subject to Applicable Laws, the provisions of the Plan (including any other powers given to the Administrator hereunder) and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

           (i) to select the Employees to whom Awards may from time to time be granted hereunder;

           (ii) to determine whether and to what extent Awards are granted hereunder;

          (iii) to determine the number of Shares to be covered by each Award granted hereunder;

           (iv) to approve forms of Award Agreement for use under the Plan;

           (v) to determine the terms and conditions of any Award granted hereunder;

           (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

          (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

         (viii) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

        (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on the Grantees and any other holders of Awards intended by the Administrator to be affected thereby.

    4. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Administrator in its sole discretion may determine from time to time. The Administrator may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

    5.  TERMS AND CONDITIONS OF AWARDS.

        (a) TYPE OF AWARDS. The Administrator is authorized under the Plan to award any type of arrangement to an Employee that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or
    (iii) any other security with the value derived from the value of the Common Stock. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

        (b) DESIGNATION OF AWARD. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

        (c) CONDITIONS OF AWARD. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. In the case of an Award (other than an Option or SAR) intended to qualify as Performance-Based Compensation, the grant, exercise and/or settlement of such Award shall be contingent upon achievement of preestablished performance goals, which shall consist of one or more of the following performance criteria: total shareholder return, stock price, Clorox Value Measure, cash value added, economic value added, operating margin, asset turnover, sales growth, asset growth, return on investment, earnings per share, return on equity, return on assets, return on capital, operating cash flow, cost of capital, net income, customer satisfaction, employee satisfaction, and personal management objectives. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and the regulations thereunder. Performance goals may differ for Awards granted to any one Employee or to different Employees. Achievement of performance goals in respect of Awards intended to qualify as Performance-Based Compensation shall be measured over a performance period specified in the Award of up to ten years, and the goals shall be established not later than 90 days after the beginning of the performance period applicable to the Award, or at such other date as may be required or permitted for Performance-Based Compensation. The Award may provide that partial achievement of the performance goal will result in a payment or vesting corresponding to the degree of achievement as specified in the Award. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with an Award intended to qualify as Performance-Based Compensation, but may not exercise discretion to increase the award.

        (d) DEFERRAL OF AWARD PAYMENT. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts or Shares so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

        (e) AWARD EXCHANGE PROGRAMS. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as established by the Administrator from time to time.

        (f) TERM OF AWARD. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

        (g) INDIVIDUAL OPTION, SAR LIMIT. The maximum aggregate number of Shares with respect to which Options and SAR may be granted to any Employee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 9, below. This Section 5(g) is intended to comply with the requirements for the award of Performance-Based Compensation applicable to stock options and stock appreciation rights and shall be construed in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder.

        (h) INDIVIDUAL PERFORMANCE-BASED COMPENSATION LIMIT FOR AWARDS OTHER THAN OPTIONS AND SARS. The maximum value of any Award (other than an Option or SAR) granted to any Employee in any fiscal year of the Company and intended to qualify as Performance-Based Compensation shall be two million dollars ($2,000,000), calculated based upon the value of the Award assuming the performance goal was met on the date of the grant of the Award. This Section 5(h) is intended to comply with the requirements for the award of Performance-Based Compensation applicable to awards other than stock options and stock appreciation rights and shall be construed in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder.

        (i) TRANSFERABILITY OF AWARDS. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable to the extent provided in the Award Agreement.

        (j) TIME OF GRANTING AWARDS. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee to whom an Award is so granted within a reasonable time after the date of such grant.

    6.  AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION, AND TAXES.

        (a) EXERCISE OR PURCHASE PRICE. The exercise or purchase price, if any, for an Award shall be as follows:

           (i) In the case of an Incentive Stock Option:

               (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

               (B) granted to any Employee other than an Employee described in the preceding clause, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

           (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

           (iii) In the case of any other Award, including Restricted Stock, such price, if any, as determined by the Administrator.

        (b) CONSIDERATION. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares under the Plan the following:

           (i) cash;

           (ii) check;

           (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator in its discretion determines as appropriate;

           (iv) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

           (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price and/or related withholding taxes; or

           (vi) any combination of the foregoing methods of payment.

        (c) TAXES. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of federal, state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold from Grantee an amount sufficient to satisfy such tax obligations.

    7.  EXERCISE OF AWARD.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER.

           (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

           (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or
       Section 9, below.

        (b) EXERCISE OF AWARD FOLLOWING TERMINATION OF EMPLOYMENT RELATIONSHIP.

           (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee only to the extent provided in the Award Agreement.

           (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award whichever occurs first.

           (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

    8.  CONDITIONS UPON ISSUANCE OF SHARES.

        (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

    9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the Administrator, and its determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

    10.  CORPORATE TRANSACTIONS/CHANGES OF CONTROL/SUBSIDIARY DISPOSITIONS.

        (a) In the event of a Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent.

        (b) In the event of a Change of Control (other than a Change of Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change of Control, for all of the Shares at the time represented by such Award. Each such Award shall remain so exercisable until the expiration or sooner termination of the applicable Award term.

        (c) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Grantees who are at the time engaged primarily in Continuous Service as an Employee with the subsidiary corporation involved in such Subsidiary Disposition. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Grantee's Continuous Service as an Employee with that subsidiary corporation within a specified period following the effective date of the Subsidiary Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

        (d) The portion of any Incentive Stock Option accelerated under this
    Section 10 in connection with a Corporate Transaction, Change of Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

        (e) In the event of termination of a Grantee's Continuous Status as an Employee as a result of his or her Retirement, unless otherwise provided in the Award Agreement, each outstanding Award held by such Grantee shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights for all of the Shares at the time represented by such Award.

    11. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

    12.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

        (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b) No Award may be granted during any suspension or after termination of the Plan.

        (c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

    13. AMENDMENT TO PRIOR PLANS. No Awards shall be granted under the Company's 1977 Stock Option and Restricted Stock Plans and 1987 Long Term Compensation Program on or after stockholder approval of the Plan.

    14.  RESERVATION OF SHARES.

        (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    15. NO EFFECT ON TERMS OF EMPLOYMENT. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

    16. STOCKHOLDER APPROVAL. Continuance of the Plan with respect to the grant of Incentive Stock Options and grants to Covered Employees shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted, and such stockholder approval shall be a condition to the right of a Covered Employee to receive Performance-Based Compensation hereunder. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

                           GLOSSARY OF DEFINED TERMS

DEFINITIONS. As used in the Plan, the following definitions shall apply:

    "ADMINISTRATOR" means the Board or any of the Committees appointed to administer the Plan.

    "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

    "APPLICABLE LAWS" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

    "AWARD" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

    "AWARD AGREEMENT" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

    "BOARD" means the Board of Directors of the Company.

    "BUSINESS COMBINATION" means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or entity, in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock and outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more (or, in the case of Henkel, more than the percentage limit of the Company's issued common stock agreed to in paragraph 4(a) of the June 18, 1981 agreement between the Company and Henkel, as amended), of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

    "CHANGE OF CONTROL" means a change in ownership or control of the Company effected through either of the following transactions:

           The acquisition by any Person of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of twenty percent (20%) or more (or, in the case of Henkel, more than the percentage limit of the Company's issued common stock agreed to in paragraph 4(a) of the June 18, 1981 agreement between the Company and Henkel, as amended) of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph, the following acquisitions shall not constitute a Change of Control: (W) any acquisition directly from the Company, (X) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person or by Henkel to more than the applicable percentage set forth above, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
       (Z) any acquisition pursuant to a Business Combination which complies with clauses (i), (ii) and (iii) of the definition of "Business Combination" above; or Directors constituting the Incumbent Board cease for any reason to constitute at least a majority of the Directors.

    "CLOROX VALUE MEASURE" means an economic value added model the calculation of which links profit to investment by including a capital charge for assets employed in the business.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMITTEE" means any committee appointed by the Board to administer the Plan.

    "COMMON STOCK" means the common stock of the Company, as adjusted in accordance with the provisions of Section 9.

    "COMPANY" means The Clorox Company.

    "CONTINUOUS STATUS AS AN EMPLOYEE" means that the employment relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

    "CORPORATE TRANSACTION" means any of the following stockholder-approved transactions to which the Company is a party:

       a Business Combination, or

       a complete liquidation or dissolution of the Company.

    "COVERED EMPLOYEE" means an Employee who is a "covered employee" under
Section 162(m)(3) of the Code at the time of an Award under the Plan.

    "DIRECTOR" means a member of the Board.

    "DISABILITY" means disability as defined in subsection 4.1(a) of The Clorox Company Disability Plan for twelve (12) consecutive months.

    "DIVIDEND EQUIVALENT RIGHT" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

    "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

           Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ National Market or the principal securities exchange on which the Common Stock is listed for trading, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

           In the absence of an established market of the type described above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith, and such determination shall be conclusive and binding on all persons.

    "GRANTEE" means an Employee who receives an Award under the Plan.

    "HENKEL" means Henkel KGaA and any person controlled by Henkel KGaA.

    "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    "INCUMBENT BOARD" means Directors who (i) are Directors as of the date of Board adoption of the Plan, (ii) were elected or nominated for election as Directors by at least a majority of the Directors described in clause (i) who were still in office at the time such election or nomination was approved by the Board, or (iii) have been nominated as a representative of Henkel KGaA pursuant to the agreement between Henkel KGaA and the Company dated July 16, 1986; provided that a person shall not be deemed an Incumbent Board member if his or her initial assumption of office as a Director was the result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or stockholder consents, by or on behalf of a Person other than the Board.

    "NON-QUALIFIED STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    "OPTION" means a stock option granted pursuant to the Plan.

    "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

    "PERFORMANCE-BASED COMPENSATION" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

    "PERFORMANCE SHARES" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, securities, or a combination of cash and securities as determined by the Administrator.

    "PERFORMANCE UNITS" means awards which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, securities or a combination of cash and securities as determined by the Administrator.

    "PERSON" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

    "PLAN" means this 1996 Stock Incentive Plan.

    "RESTRICTED STOCK" means an award of Shares under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

    "RETIREMENT" means termination of Continuous Status as an Employee after attaining age fifty-five (55) with ten (10) or more years of "vesting service" as defined in The Clorox Company Pension Plan.

    "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

    "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation measured by appreciation in the value of Common Stock.

    "SHARE" means a share of the Common Stock.

    "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    "SUBSIDIARY DISPOSITION" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

    "VOTING SECURITIES" means voting securities of the Company entitled to vote generally in the election of Directors.

                                                                       EXHIBIT B

                            THE CLOROX COMPANY 1996
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

 1.  PURPOSE

    The purpose of The Clorox Company Executive Incentive Compensation Plan (the "Plan") is to provide an incentive for corporate officers and to recognize and reward those officers.

 2.  DEFINITIONS

    The following terms will have the following meaning for purposes of the
Plan:

    (a) "Award" means a bonus paid in cash, Stock and/or restricted Stock.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Clorox Value Measure" means an economic value-added model the calculation of which links profit to investment by including a capital charge for assets employed in the business.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Committee" means the Employee Benefits and Management Compensation Committee of the Board, or such other Committee designated by the Board to administer the Plan provided that the Committee shall consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Code.

    (f) "Company" means The Clorox Company.

    (g) "Participant" means a corporate officer of the Company or a Subsidiary selected by the Committee to participate in the Plan.

    (h) "Performance Criteria" means the following measures of performance: total shareholder return, Stock price, Clorox Value Measure, cash value added, economic value added, operating margin, asset turnover, sales growth, asset growth, return on investment, earnings per share, return on equity, return on assets, return on capital, operating cash flow, cost of capital, net income, customer satisfaction, and employee satisfaction.

        A Performance Criterion may be applied by the Committee as a measure of the performance of any, all, or any combination of the following: the Company, a Subsidiary, a division, group or other unit of the Company or a Subsidiary, or a particular product category or categories of the Company or a Subsidiary.

    (i) "Performance Goal(s)" means the goal or goals established for a Participant by the Committee in accordance with Section 4(a).

    (j) "Stock" means common stock of the Company.

    (k) "Subsidiary" means any corporation in which the Company, directly or indirectly, controls 50 percent or more of the total combined voting power of all classes of stock.

    (l) "Target Award" means the amount of the target award established for each Participant by the Committee in accordance with Section 4(a).

 3.  TERM

    The Plan shall be effective as of July 1, 1996, subject to stockholders approval, and shall continue until June 30, 2001 unless reapproved by the Company's stockholders or unless amended or terminated pursuant to Section 9 hereof.

 4.  AWARDS

    (a) Within 90 days after the beginning of each fiscal year of the Company (a "year"), the Committee will select Participants for the year and establish in writing (i) an objective Performance Goal or Goals for each Participant for that year based on one or more of the Performance Criteria, (ii) the specific Award amounts that will be paid to each Participant if his or her Performance Goal or Goals are achieved (the "Target Award") and (iii) the method by which such amounts will be calculated. The Committee may specify as to each Target Award the form of payment of the Award (cash, Stock, restricted Stock, and/or other property), provided that if restricted Stock is offered as an incentive to Participants to take some or all of their Award in Stock the amount of the restricted Stock shall be specified and the Target Award, including such restricted Stock, shall not exceed the maximum Award permitted under
       Section 4(b). The Target Award may provide for payment of all or part of the Target Award in the case of retirement, death, disability or change of ownership of control of the Company or a Subsidiary during the year.

    (b) The maximum Award that may be paid to any Participant under the Plan for any year will be $2 million.

    (c) The Committee may reduce or eliminate, but may not increase, any Award calculated under the methodology established in accordance with paragraph
       (a) in order to reflect additional considerations relating to performance.

    (d) As soon as practicable following each year while the Plan is in effect, the Committee shall determine and certify, for each Participant, the extent to which the Performance Goal or Goals have been met and the amount of the Award, if any, to be made. Awards will be paid to the Participants following such certification by the Committee and no later than ninety (90) days following the close of the year with respect to which the Awards are made.

    (e) The Company shall withhold from the payment of any Award hereunder any amount required to be withheld for taxes.

 5.  TERMINATION OF EMPLOYMENT

    Except as may be specifically provided in an Award pursuant to Section 4(a), a Participant shall have no right to an Award under the Plan for any year in which the Participant is not actively employed by the Company or its Subsidiaries on June 30 of such year. In establishing Target Awards, the Committee may also provide that in the event a Participant is not employed by the Company or its Subsidiaries on the date on which the Award is paid, the Participant may forfeit his or her right to the Award paid under the Plan.

 6.  ADMINISTRATION

    The Plan will be administered by the Committee. The Committee will have the authority to interpret the Plan, to prescribe rules relating to the Plan and to make all determinations necessary or advisable in administering the Plan. Decisions of the Committee with respect to the Plan will be final and conclusive.

 7.  UNFUNDED PLAN

    Awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.

 8.  CODE SECTION 162(M)

    It is the intent of the Company that all Awards under the Plan qualify as performance-based compensation for purposes of Code Section 162(m)(4)(C) so that the Company's tax deduction for such Awards is not disallowed in whole or in part under Code Section 162(m). The Plan is to be applied and interpreted accordingly.

 9.  AMENDMENT OR TERMINATION OF THE PLAN

    The Committee may from time to time suspend, revise, amend or terminate the Plan; PROVIDED, that any such amendment or revision which requires approval of the Company's shareholders in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162(m)(4)(C) shall not be made without such approval.

10.  APPLICABLE LAW

    The Plan will be governed by the laws of California.

11.  NO RIGHTS TO EMPLOYMENT

    Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its Subsidiaries. The Company reserves the right to terminate any Participant at any time for any reason notwithstanding the existence of the Plan.

12.  NO ASSIGNMENT

    Except as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void. During the lifetime of any Participant, payment of an Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant's death.

13.  STOCKHOLDER APPROVAL

    This Plan shall be subject to approval by a vote of the stockholders of the Company at the 1996 Annual Meeting, and such stockholder approval shall be a condition to the right of any Participant to receive any benefits hereunder.

                                                                      |   0129
                                                                      |__
/ x / PLEASE MARK CHOICES IN BLUE OR BLACK INK AS IN THIS SAMPLE.

The Board of Directors unanimously recommends a vote FOR the election of the nominees for director and FOR proposals 2, 3 and 4.

                                 FOR         WITHHELD
1. Election of Directors.       /  /           /  /
   (see list below)

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

________________________________________________________

                                                      FOR    AGAINST    ABSTAIN
2. Proposal to consider the adoption of The          /  /     /  /       /  /
   Clorox Company 1996 Stock Incentive Plan.

                                                      FOR    AGAINST    ABSTAIN
3. Proposal to consider the adoption of The          /  /     /  /       /  /
   Clorox Company 1996 Executive Incentive
   Compensation Plan.

                                                      FOR    AGAINST    ABSTAIN
4. Proposal to ratify the selection of Deloitte &     /  /    /  /       /  /
   Touche LLP as independent auditors for The
   Clorox Company for the fiscal year ending
   June 30, 1997.

Check this box only if you have comments or          /  /
change of address and use the back of form.

Check this box only if you wish to attend and        /  /
vote at the meeting.

SIGNATURE(S)__________________________________ DATE ___________________________
NOTE: Your signature should conform with your name as printed above. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy. If stock is held in joint ownership, all co-owners must sign. Please sign, date and return promptly.

- --------------------------------------------------------------------------------
 PLEASE TEAR OFF AT PERFORATION AND RETURN SIGNED PORTION AS SOON AS POSSIBLE.


[CLOROX LOGO] THE CLOROX COMPANY
              ANNUAL MEETING NOVEMBER 20, 1996

              Nominees for Director:

              William F. Ausfahl, Daniel Boggan, Jr., John W. Collins, Ursula Fairchild, Juergen Manchot, Dean O. Morton,
              Klaus Morwind, Edward L. Scarff, Lary R. Scott,
              Forrest N. Shumway, G. Craig Sullivan, James A. Vohs, C.A. (Al) Wolfe


                         **********IMPORTANT**********

                DETACH AT PERFORATION AND RETAIN THIS PORTION.
                   THE PROXY VOTING INSTRUCTIONS SHOULD BE
                        RETURNED AS SOON AS POSSIBLE

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX
COMPANY

The undersigned, whose signature appears on the reverse, hereby appoints G. C. SULLIVAN, W. F. AUSFAHL and E. A. CUTTER, and each of them, with full power of substitution and revocation, the proxy or proxies of the undersigned to vote the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 20, 1996, and at any and all adjournments thereof and on all matters that may properly come before the meeting.

Your shares will be voted as directed herein. If signed and no direction is given for any item, it will be voted in favor of Items 1, 2, 3 and 4.

If you have any comments or change of address, MARK THE APPROPRIATE BOX ON THE REVERSE SIDE and use the following space:

INSTRUCTIONS:

1. Use the reverse side to specify your voting instructions for each proposal.

2. Sign and date form.

3. Tear off at perforation and RETURN THIS PORTION OF THE FORM ONLY.

       YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
       BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE
        INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS PLUS HELP AVOID THE
               EXPENSES ASSOCIATED WITH SUCH ADDITIONAL MAILINGS.


- --------------------------------------------------------------------------------

                                  [CLOROX LOGO]